UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of Earliest Event Reported): July 12, 2010
MERCANTILE BANCORP, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-32434 (Commission File Number)	37-1149138 (I.R.S. Employer Identification No.)
200 North 33rd Street, Quincy, Illinois 62301
(Address of Principal Executive Offices) (Zip Code)
(217) 223-7300
Registrant’s Telephone Number, Including Area Code
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05	Costs Associated with Exit or Disposal Activities
     On July 12, 2010, Mercantile Bancorp, Inc. (the “Company”) issued a press release announcing, among other matters, that it has implemented an early retirement option and a limited reduction in force at the Company, Mercantile Bank, Royal Palm Bank and Heartland Bank. The Company’s Board of Directors authorized these actions on June 22, 2010, upon recommendation of the Board’s Compensation Committee, as additional steps in the Company’s efforts to reduce overhead costs in light of the sale of three of the Company’s subsidiary banks in the fourth quarter 2009 and first quarter 2010. The Company estimates that the early retirements and reductions in force will be completed within approximately 60 days and that the total amount of the expenses to be incurred in connection with these actions (principally one-time termination payments) will be approximately $216,000.
     The press release is included herewith as Exhibit 99.1 and is incorporated herein by reference.

Item 8.01	Other Events
     On July 12, 2010, Mercantile Bancorp, Inc. (the “Company”) issued a press release announcing, among other matters, it has filed a Registration Statement on Form S-1 with the Securities and Exchange Commission (SEC). The press release is included herewith as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Exhibits
     (c) Exhibits:

Exhibit
Number	Description
99.1	Press Release issued by Mercantile Bancorp, Inc. dated July 12, 2010

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Mercantile Bancorp, Inc.
By:	/s/ Ted T. Awerkamp
	Name:	Ted T. Awerkamp
	Title:	President and Chief Executive Officer

Date: July 12, 2010

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